                                                             THIS IS YOUR PROXY.
                                                          YOUR VOTE IS IMPORTANT


This year's Annual Stockholders' Meeting will be held:

    DATE:      THURSDAY, MAY 15, 1997

    LOCATION:  THE FIRST NATIONAL BANK OF BOSTON
               AUDITORIUM, LOBBY LEVEL
               100 FEDERAL STREET
               BOSTON, MASSACHUSETTS

    TIME:      11:00 A.M.


To ensure that your shares are voted on your behalf, please return your proxy promptly in the enclosed envelope.

-------------------------------------------------------------------------------

/X/ Please mark
    votes as in
    this example

    PLEASE DO NOT MARK ANY BOXES IF VOTING WITH MANAGEMENT.
    The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

     1.     Election of Directors

     NOMINEES:  Gary L. Countryman,
     Thomas G. Dignan, Jr., Herbert
     Roth, Jr., Steven J. Sweeney.

               FOR          WITHHELD
               / /            / /


     / /  ___________________________
          For all nominees except as
          noted above

Signature _______________ Date________

                                          FOR       AGAINST      ABSTAIN
2.   Proposal to Approve Plan of          / /         / /          / /
     Restructuring to adopt a Holding
     Company structure.

3.   Proposal to Approve the 1997         / /         / /          / /
     Stock Incentive Plan.

     MARK HERE           / /
     TO DISCONTINUE
     MULTIPLE
     MAILINGS

     MARK HERE           / /
     IF YOU PLAN
     TO ATTEND
     THE MEETINGS

     MARK HERE           / /
     FOR ADDRESS
     CHANGE AND
     NOTE AT LEFT

Please sign name exactly as it appears hereon.

When signing as attorney, agent, guardian, executor, administrator, trustee or the like, please give your full title as such.


Signature _______________ Date________

                                BOSTON EDISON COMPANY

                       Proxy for Annual Meeting on May 15, 1997

             This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Thomas G. Dignan, Jr., Charles K. Gifford and Thomas J. May and each of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may come before the Annual Meeting of Stockholder of Boston Edison Company to be held on May 15, 1997 and any adjournment thereof.

    The proxies are hereby authorized and instructed upon the matters specified in the Notice of Annual Meeting as set forth on the reverse side hereof. IF NO CHOICE IS INDICATED AS TO A PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated March 26, 1997 and the related Proxy Statement

                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE